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                                                                   EXHIBIT 10.8







July 22, 1992


Peter T. Kissinger, President
Bioanalytical Systems, Inc.
2701 Kent Avenue
West Lafayette, IN  47906

Dear Pete,

         I am pleased to inform you that Bank One, Lafayette, NA has approved the following credit facility subject to the terms and conditions detailed below:

Borrower           :     Bioanalytical Systems, Inc.

Amount             :     Up to Seven Hundred Thousand Dollars ($700,000.00)

Purpose            :     Payoff first mortgage bonds on the 2701 Kent Avenue,
                         West Lafayette, Indiana commercial facility held by 1st
                         National Bank of Louisville.

Collateral         :     A first mortgage on all land, building and
                         improvements on the 2701 Kent Avenue, West Lafayette,
                         Indiana commercial property.

Term               :     Seven (7) years.

Interest Rate      :     Options as follows:

                         1. Bank One, Indianapolis's prime lending rate, floating plus one and one quarter percent (1 1/4%), calculated on a 360 day basis with interest payable monthly, or

                         2. A fixed rate of 8 1/2% for a term of three years, or

                         3.       A fixed rate of 9% for a term of five years.

                         During the term of this mortgage, the interest rate will never exceed twelve (12%) percent and will never be lower than seven (7%) percent.

Repayment          :     Interest Rate Option:


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Page No. 2
Bioanalytical Systems, Inc.
July 22, 1992

                         1. Monthly payments of $10,651.00 which include principal and interest commencing thirty (30) days from the date of the mortgage or annual payments of $100,000.00 commencing one (1) year from the date of the mortgage with interest payable monthly commencing thirty (30) days from the date of the mortgage, or

                         2. Monthly payments of $11,086.00 which include principal and interest commencing thirty (30) days from the date of the mortgage or annual payments of $100,000.00 commencing one (1) year from the date of the mortgage with interest payable monthly commencing thirty (30) days from the date of the mortgage, or

                         3. Monthly payments of $11,263.00 which include principal and interest commencing thirty (30) days from the date of the mortgage or annual payments of $100,000.00 commencing one (1) year from the date of the mortgage with interest payable monthly commencing thirty (30) days from the date of the mortgage.

         This commitment will be supported by the enclosed Credit Agreement which will be executed at the closing.

         Pete, it is once again my pleasure to offer Bioanalytical Systems, Inc. the above commitment on behalf of Bank One, Lafayette, NA. If the terms of this commitment are acceptable, please acknowledge your acceptance by signing this original below and returning it in the envelope provided. If you should have any questions about any of the terms or conditions detailed in this commitment letter, please feel free to contact me at 423-0321.

                                              Very Truly Yours,


                                              /s/ MURRAY N. MARSHALL

                                              Murray N. Marshall
                                              Vice President


MNM:tjd

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Page No. 3
Bioanalytical Systems, Inc.
July 22, 1992

                                   ACCEPTANCE

         The above terms and conditions are hereby accepted this 24th day of July, 1992.

BIOANALYTICAL SYSTEMS, INC.


BY: /s/ PETER T. KISSINGER
                          President

Interest Rate Option:                           Repayment Option:

_____1.  Prime + 1 1/4%                         __X__1.  Monthly

_____2.  Fixed 3 yrs @ 8 1/2%                   _____2.  Annual

__X__3.  Fixed 5 yrs @ 9%








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